                                                                     EXHIBIT 4.7

THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS OR AN EXEMPTION THEREFROM.



Warrant No. 97-___                                                 June 27, 1997

                         COMMON STOCK PURCHASE WARRANT


          THIS CERTIFIES THAT, for value received, __________________________, and permitted assigns ("Warrantholder"), is entitled to purchase from Trikon Technologies, Inc., a California corporation (the "Company"), on the terms and conditions contained herein, ___________________________________ (______) shares of the Company's Common Stock, no par value per share (the "Common Stock"), at a price of Eight Dollars ($8.00) per share (the "Warrant Price"). This Warrant is issued pursuant to that certain Stock Purchase Agreement dated as of June 27, 1997 among the Company, Warrantholder and the other Investors parties thereto (the "Stock Purchase Agreement").

          1.   Exercisability of Warrant.  This Warrant shall be exercisable for
               -------------------------
all or any portion of the shares of Common Stock set forth above, provided that this Warrant shall not be exercisable unless and until (1) the Warrantholder has given prior written notice to the Company that this Warrant shall become exercisable on and after a specified date (the "Exercise Commencement Date") which must be at least sixty-one (61) days following the giving of such written notice, and (2) this Warrant may not be exercised at any time when the Fair Market Value (as defined and determined in Section 2 of this Warrant) is not equal to or greater than the Warrant Price.

          2.   Method of Exercise; Payment; Issuance of New Warrant; Transfer
               --------------------------------------------------------------
and Exchange.  This Warrant may be exercised by Warrantholder, in whole or in
------------
part, upon written notice of exercise delivered by Warrantholder to the Company at any time on or after the Exercise Commencement Date and otherwise subject to the provisions of Section 1 above, accompanied by the surrender of this Warrant, properly endorsed, at the principal office of the Company at 9255 Deering Avenue, Chatsworth, California 91311, and by (a) the payment to the Company of the then applicable Warrant Price of the Common Stock being purchased, which Warrant Price may be paid, in whole or in part, by the delivery of cash or check in an amount equal to such Warrant Price, and (b) delivery to the Company of a customary investment letter executed by Warrantholder, confirming that the shares of Common Stock being purchased are being acquired for Warrantholder's own account and not with a view to or for sale in connection with any distribution of such shares, acknowledging securities law restrictions applicable to such shares, and agreeing that certificates evidencing such shares shall bear a legend accordingly restricting the transfer of such shares. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to Warrantholder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised or that may become exercisable after such date, shall also be issued to Warrantholder within such time. In lieu of exercising this Warrant for a specified number of shares of Common Stock (the "Exercised Shares") and paying the aggregate Warrant Price therefor (the "Exercise Price"), Warrantholder may elect, at any time on or after the Exercise Commencement Date and prior to the expiration of this Warrant (and otherwise subject to the provisions of Section 1 above), to receive a number of shares of Common Stock equal to the number of Exercised Shares minus that number of shares of Common Stock having an aggregate Fair Market Value equal to the Exercise Price. Following such election, the number of shares of Common Stock covered by this Warrant shall be deemed automatically reduced by the number of Exercised Shares. For purposes of this Warrant, the "Fair Market Value" shall mean the closing sales prices of Common Stock quoted on the NASDAQ National Market or, if then traded on a national securities exchange, the closing prices of Common Stock on the principal national securities exchange on which listed or, if quoted on the NASDAQ over-the-counter system, the average of the mean of the closing bid and asked prices of Common Stock quoted on such system, in any such case on each of the ten (10) trading days immediately preceding the date of such exercise.

          3.   Stock Fully Paid; Reservation of Shares.  The Company covenants
               ---------------------------------------
and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all liens. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, it shall reserve for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, at least the maximum number of shares of Common Stock as are issuable upon the exercise of the rights represented by this Warrant.

          4.   Restrictions on Transferability of Securities; Compliance with
               --------------------------------------------------------------
Securities Act.
--------------

               (a) Restrictions on Transferability.  This Warrant and the shares
                   -------------------------------
of Common Stock issuable hereunder shall not be transferable except upon the conditions specified in this Section 4, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"). Each holder of this Warrant or the Common Stock issuable hereunder will cause any proposed transferee of the Warrant or such Common Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section.

                                       2.

               (b) Restrictive Legend.  Each certificate representing (i) this
                   ------------------
Warrant, (ii) the shares of Common Stock issued upon exercise of the Warrant and
(iii) any other securities issued in respect of such shares of Common Stock upon any stock split, stock dividend or similar event (collectively, the "Restricted Securities"), shall (unless otherwise permitted by the provisions of Section 4(c) below or unless such securities have been registered under the Securities
Act) be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS OR AN EXEMPTION THEREFROM.

          Upon request of a holder of a certificate with such legend imprinted thereon, the Company shall remove the foregoing legend therefrom or, if appropriate, issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 4(c)(i) or the "no-action" letter referred to in Section 4(c)(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will be exempt from the registration and/or qualification requirements of, and that such legend is not required in order to establish compliance, with the Securities Act, and if applicable, any state securities laws under which transfer restrictions on such securities had been previously imposed.

               (c) Notice of Proposed Transfers.  The holder of each certificate
                   ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4(c). Prior to any proposed transfer of any Restricted Securities, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) an unqualified written legal opinion addressed to the Company from counsel who shall be reasonably satisfactory to the Company, which opinion shall be reasonably satisfactory in form and substance to the Company's legal counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a "no-action" letter from the Securities and Exchange Commission (and any necessary state securities administrator) to the effect that the proposed transfer of such securities without registration will not result in a recommendation by the staff of the Commission (or such administrators) that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such

                                       3.

Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 4(b) above, unless the legal opinion or "no-action" letter, as applicable, states that the restrictive legend may be removed upon consummation of the proposed transfer.

          5.   Adjustment of Purchase Price and Number of Shares of Common
               -----------------------------------------------------------
Stock. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

               (a) Consolidation, Merger, Reorganization, Etc. If the Company at
                   -------------------------------------------
any time while this Warrant remains outstanding and unexpired shall consolidate with or merge into any other corporation, reorganize, reclassify, or in any manner change the securities then purchasable upon the exercise of this Warrant, then upon consummation thereof this Warrant shall thereafter represent the right of Warrantholder to receive, to the extent this Warrant is exercisable as provided above in Section 1, in lieu of shares of Common Stock, the cash or such number of securities to which Warrantholder would have been entitled upon consummation thereof if Warrantholder had exercised this Warrant immediately prior thereto. Upon any such event, an appropriate adjustment shall also be made to the Warrant Price, if necessary in the good faith judgment of the Board of Directors of the Company, to preserve the economic benefit intended to be conferred upon Warrantholder in accordance with the terms hereof.

               (b) Subdivision or Combination of Shares; Dividends and
                   ---------------------------------------------------
Distribution of Common Stock. If the Company at any time shall subdivide or
----------------------------
combine its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive without payment a dividend payable in, or other distribution of, Common Stock or other securities, then the number of shares of Common Stock purchasable hereunder shall be adjusted to that number determined by multiplying the number of shares purchasable upon the exercise of this Warrant immediately prior to such adjustment by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision, combination, dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision, combination, dividend or distribution. Additionally, the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to such subdivision, combination, dividend or distribution by a fraction (x) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision, combination, dividend or distribution, and (y) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision, combination, dividend or distribution.

                                       4.

               (c) Weighted Average Price Protection.  Reference is made to the
                   ---------------------------------
Certificate of Determination of the Company filed with the California Secretary of State on June 5, 1997, as amended by the Amendment to Certificate of Determination of the Company filed with the California Secretary of State on June 20, 1997, copies of which are attached collectively to the Stock Purchase Agreement as Exhibit A (collectively, the "Certificate of Determination"). Capitalized terms used in this paragraph shall, unless otherwise specifically defined in this Warrant, have the meanings ascribed to them in the Certificate of Determination. If, after the issuance of this Warrant, the Company shall at any time or from time to time issue (or be deemed under Section 5 of the resolutions set forth in the Certificate of Determination to have issued) any Additional Shares of Common Stock (excluding the Series G Preferred Stock issued pursuant to the Stock Purchase Agreement) at a price less than the Warrant Price and such issuance or deemed issuance would result in an adjustment to the Conversion Price of the Series G Preferred Stock, pursuant to Sections 5(g) or 5(h) of the Certificate of Determination, assuming hypothetically solely for purposes of this paragraph that the initial Conversion Price of the Series G Preferred Stock is $8.00 (which the parties acknowledge is not the case), the Warrant Price shall forthwith be adjusted (in each case of any such issuance or deemed issuance) to the adjusted Conversion Price which would have been applicable to the Series G Preferred Stock under such Sections 5(g) or 5(h) by reason of such issuance or deemed issuance if the Conversion Price of the Series G Preferred Stock had been initially $8.00.

               (d) Statement Regarding Adjustments. When any adjustment is
                   -------------------------------
required to be made in the Warrant Price, either initially or as further adjusted hereunder, the Company shall forthwith determine the adjusted number of shares of Common Stock purchasable hereunder and the new Warrant Price and shall
(i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjusted number of shares of Common Stock purchasable hereunder and the new Warrant Price; and (ii) cause a copy of such statement to be mailed to Warrantholder as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

          6.   Fractional Shares.  No fractional shares of Common Stock will be
               -----------------
issued in connection with any exercise hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Common Stock on the date of such exercise.

          7.   Registration Rights.  The Warrant Shares shall have registration
               -------------------
rights provided for in the Stock Purchase Agreement.

          8.   Governing Law.  This Warrant shall be construed and enforced in
               -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

                                       5.

          9.   Expiration of Warrant.  This Warrant shall terminate and expire
               ---------------------
and shall no longer be exercisable on or after June __, 2000.

                                       6.

          IN WITNESS WHEREOF, this Warrant has been duly executed and issued by a duly authorized officer of the Company as of this ____ day of June, 1997.


                         TRIKON TECHNOLOGIES, INC.,
                         a California corporation



                         By:  ____________________________
                              Gregor A. Campbell
                              Chief Executive Officer,
                              Vice President and Assistant Secretary

                                       7.

                             FORM OF SUBSCRIPTION
                             --------------------

                 (To be signed only upon exercise of Warrant)


To Trikon Technologies, Inc.:

          The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (______) of the number of shares of Common Stock purchasable under this Warrant and herewith makes payment of ____________ Dollars ($______) therefor, and requests that a certificate(s) for such shares be issued in the name of, and delivered to, __________________________, whose address is ___________________________________
____________________________.

          The undersigned represents that it is acquiring such shares of Common Stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.



DATED:_________________             ____________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                    ____________________________________________

                                    ____________________________________________
                                    (Address)

                                       8.